UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 14, 2013

CASH AMERICA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1600 West 7th Street

Fort Worth, Texas 76102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 335-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

2013 Short-Term Incentive Plan

On February 14, 2013, the Management Development and Compensation Committee (the “Committee”) of Cash America International, Inc. (the “Company”) approved the terms and conditions of the short term incentive compensation plan for executive officers of the Company for 2013 (the “2013 STI Plan”), which is a cash-based incentive plan that will be administered by the Committee under the Company’s Senior Executive Bonus Plan. Because the Company’s President-E-Commerce Division has announced that he is leaving the Company on March 29, 2013, he is not a participant in the 2013 STI Plan. Under the 2013 STI Plan, a cash bonus pool may be funded based on the Company’s achievement of certain financial objectives for 2013.

The 2013 STI Plan consists of the following three components (each an “STI Component”):

•	the EBT component (the “EBT Component”), which is based on the Company’s consolidated 2013 earnings before taxes and adjusted for certain items;

•	the Retail Services Division component (the “Retail Services Division Component”), which is based on the 2013 earnings before taxes for the Retail Services Division and adjusted for certain items; and

•	the E-Commerce Division component (the “E-Commerce Division Component”), which is based on the 2013 earnings before interest, taxes, depreciation and amortization of the E-Commerce Division and adjusted for certain items.

The target 2013 short term incentive (“STI”) awards as a percentage of base salary are as follows: 100% for the President and Chief Executive Officer; 75% for the Chief Executive Officer of the E-Commerce Division (the “2013 Target E-Commerce Division CEO Award”); and 70% for the Executive Vice President and Chief Financial Officer, the President-Retail Services Division and the Executive Vice President, General Counsel and Secretary. STI payments will be determined by the Committee in January 2014 and will be based on the following: (i) 25% on the EBT Component and 75% on the Retail Services Division Component for the Company’s President-Retail Services Division, (ii) 100% on the E-Commerce Division Component for the Company’s Chief Executive Officer of the E-Commerce Division; and (iii) 100% on the EBT Component for all other executive officers. No executive officer, except the Company’s recently appointed Chief Executive Officer of the E-Commerce Division, David A. Fisher, is guaranteed a payment under the 2013 STI Plan. The 2013 STI Plan provides that, consistent with the letter agreement entered into with the Company when Mr. Fisher accepted employment on January 29, 2013, Mr. Fisher will receive the greater of the actual short-term incentive earned according to the terms of the 2013 STI Plan or 75% of the 2013 Target E-Commerce Division CEO Award.

Under the terms of the 2013 STI Plan, potential STI awards will begin to accrue under each STI Component once the Company exceeds a certain earnings threshold (the “Earnings Threshold”) established for that STI Component, and the potential STI awards can increase ratably up to 100% of the portion of a target award related to the applicable STI Component if earnings in the particular STI Component reach a specified earnings target (the “Earnings Target”) established for such STI Component. If earnings in a particular STI Component do not reach the Earnings Threshold applicable to such STI Component, no portion of the STI award related to that STI Component will be available for payment, except with respect to Mr. Fisher as described above. If earnings in any STI Component exceed the applicable Earnings Target for such component, the potential STI award applicable to such STI Component will increase above the portion of the target award corresponding to such STI Component based on a formula set forth in the 2013 STI Plan not to exceed a cap of 200%. The Committee also has discretion under the 2013 STI Plan to reduce or eliminate amounts that may be paid under the plan, except with respect to Mr. Fisher. The 2013 STI Plan also contains a “clawback” provision that allows the Company to recoup all or some of the amount paid to an executive officer under certain circumstances when there is a material restatement of the Company’s financial results.

Long Term Incentive Plan Restricted Stock Unit Awards

On February 14, 2013, the Committee also approved awards of restricted stock units (“RSU”) to the Company’s (i) President and Chief Executive Officer, (ii) Executive Vice President and Chief Financial Officer, (iii) President-Retail Services Division and (iv) Executive Vice President, General Counsel and Secretary under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “2004 LTIP”). In connection with these grants and pursuant to the 2004 LTIP, the Committee approved form award agreements (the “RSU Agreements”) that set forth the terms and conditions of the RSU awards.

A portion of the RSUs granted in 2013 under the RSU Agreements will vest in four equal installments on February 22, 2014 and on each January 31, 2015, 2016 and 2017 (the “Time-Based RSUs”). The remaining portion (the “Performance-Based RSUs”) will vest subject to the Company’s achievement of an improved earnings per share of the Company over the three-year period ending December 31, 2015 as set forth in the RSU Agreement. Based on the Company’s performance during that period, 0% to 200% of the target Performance-Based RSUs will be eligible to vest on January 1, 2016, subject to the Committee certifying the applicable performance results. The vesting of all RSU awards are subject to the award recipient’s continuous service as an employee or director of the Company on the applicable vesting date, with certain exceptions as set forth in the RSU Agreement. In addition, the RSU Agreements contain a “clawback” provision that allows the Company to recoup all or some of the Performance-Based RSU awards under certain circumstances when there is a material restatement of the Company’s financial results. Other terms of these awards are consistent with previously disclosed terms of the 2004 LTIP and previous RSU award agreements.

The following table shows the shares issuable upon the vesting of each RSU award, including the percentage of the aggregate award represented by the Time-Based RSUs and the Performance-Based RSUs.

	Share Amounts Awarded		Percentage of Total Award (1)
Name	Time- Based RSUs	Target Performance- Based RSUs (2)	Time- Based RSUs	Target Performance- Based RSUs
Daniel R. Feehan, President and Chief Executive Officer	13,620	13,619	50%	50%
Thomas A Bessant, Jr., Executive Vice President and Chief Financial Officer	8,292	2,764	75%	25%
Dennis J. Weese, President -Retail Services Division	8,568	2,856	75%	25%
J. Curtis Linscott, Executive Vice President, General Counsel & Secretary	6,488	2,162	75%	25%

(1)	Based on the target Performance-Based RSU shares shown in the table.
(2)	Reflects the target number of shares issuable upon vesting for the Performance-Based RSUs if the Company achieves its target performance objectives. The number of Performance-Based RSUs that each of the executive officers listed above could receive pursuant to these RSU awards if the Company exceeds its target performance objectives increases ratably up to the maximum number of Performance-Based RSUs established for each executive officer shown in the table, as follows: Mr. Feehan – 27,238; Mr. Bessant – 5,528; Mr. Weese – 5,712; and Mr. Linscott – 4,324.

Forward Looking Statements

This report contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: changes in domestic and foreign pawn, consumer credit, tax and other laws and governmental rules and regulations applicable to the Company’s business or changes in the interpretation or enforcement thereof; the anticipated regulation of consumer financial products and services by the Consumer Financial Protection Bureau; public perception of the Company’s business, including its consumer loan business and business practices; the deterioration of the political, regulatory or economic environment in foreign countries where the Company operates or in the future may operate; fluctuations in the price of gold or a deterioration in economic conditions; the effect of any current or future litigation proceedings or any judicial decisions or rule-making that affect the Company, its products or its arbitration agreements; the actions of third parties who provide, acquire or offer products and services to, from or for the Company; the ability of the Company to maintain an allowance or liability for estimated losses on consumer loans that are adequate to absorb credit losses; changes in demand for the Company’s services; changes in competition and the continued acceptance of the online channel by the Company’s online consumer loan customers; a prolonged interruption in the Company’s operations of its facilities, systems and business functions, including its information technology and other business systems; the ability of the Company to attract and retain qualified executive officers; the ability of the Company to open new locations in accordance with its plans or to successfully integrate newly acquired businesses into the Company’s operations; interest rate and foreign currency exchange rate fluctuations; changes in the capital markets; changes in the Company’s ability to satisfy its debt obligations or to refinance existing debt obligations or obtain new capital to finance growth; cyber attacks and security breaches; acts of God, war or terrorism, pandemics and other events; the effect of any of the above changes on the Company’s business or the markets in which it operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this report, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.

Date: February 20, 2013	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary